                                                                    Exhibit 24.2


                              GENZYME CORPORATION
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                             CERTIFICATE OF CLERK
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        I, Peter Wirth, being the duly elected and acting Clerk of Genzyme Corporation (the "Company"), a Massachusetts corporation, hereby certify that the following is a true, correct and complete copy of resolutions of the Board of Directors of the Company duly adopted by unanimous written consent dated June 19, 1995; and that said resolutions have not been amended or rescinded and are now in full force and effect.


VOTED: That the President, the Senior Vice President, Finance, the Senior Vice President and General Counsel and the Treasurer of the Company, each acting singly, are hereby authorized in the name and on behalf of the Company to (1) execute and file with the United States Securities and Exchange Commission (the "Commission") registration statements on Form S-8 (the "Registration Statements") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of 1,100,000 additional shares of General Division Common Stock under the Company's 1990 Equity Incentive Plan, (2) 400,000 additional shares of Tissue Repair Division Common Stock under the Company's 1990 Employee Stock Purchase Plan, such Registration Statements and any amendments thereto to be in such form as may be approved by the officer executing the same, his execution and filing thereof to be conclusive evidence of this approval; and (3) take any and all other action as they or any of them may deem necessary or advisable to effect such registration.

VOTED: That any officer of the Company executing, on behalf of the Company or in any other capacity, the Registration Statements and any and all amendments to such Registration Statements and
                 other documents to be filed with the   Commission in connection
                 therewith is hereby authorized to execute the same through or by Henri A. Termeer, David J. McLachlan, Mark A. Hofer, Evan M. Lebson or Peter Wirth, as attorney-in-fact, pursuant to a power of attorney reflecting such authorization.


        WITNESS my signature and the seal of the Company affixed this 19th day of June, 1995.


[CORPORATE SEAL]
                                                            /s/ Peter Wirth
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                                                            Peter Wirth, Clerk


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